Exhibit 99.1

Investor Contact
Peter Goulding
Investor Relations
203.338.6799
Peter.Goulding@peoples.com

Media Contact
Brent DiGiorgio
Corporate Communications
203.338.3135
Brent.DiGiorgio@peoples.com

FOR IMMEDIATE RELEASE

JULY 15, 2010

PEOPLE’S UNITED FINANCIAL, INC. TO EXPAND INTO LONG ISLAND AND DEEPEN PRESENCE IN GREATER BOSTON

Smithtown Bancorp and LSB Corporation Acquisitions Build on Strategy of Expansion in Attractive Contiguous Markets

BRIDGEPORT, CT – People’s United Financial, Inc. (NASDAQ: PBCT), the holding company for People’s United Bank, announced today definitive agreements to acquire two banks in markets contiguous to its existing footprint. The banks are Bank of Smithtown, a subsidiary of Smithtown Bancorp, Inc. based in Hauppauge, New York (NASDAQ: SMTB) and RiverBank, a subsidiary of LSB Corporation based in North Andover, Massachusetts (NASDAQ: LSBX).

The Smithtown Bancorp, Inc. acquisition is valued at approximately $60 million, with approximately half that amount being paid in cash and the balance in the form of shares of People’s United common stock. At March 31, 2010, Smithtown Bancorp had total assets of $2.43 billion, total deposits of $1.87 billion and 30 branches, 29 of which are on Long Island and one in New York City.

The LSB Corporation acquisition is an all-cash transaction valued at $96 million. At March 31, 2010, LSB Corporation had total assets of $807 million, total deposits of $504 million and seven branches, five of which are in the greater Boston area, and two in southern New Hampshire.

Both transactions are subject to approval by bank regulatory authorities and by the shareholders of Smithtown Bancorp and LSB Corporation, respectively. People’s United shareholder approval is not required for either transaction.

People’s United expects the transactions to be accretive to operating earnings in 2011 and to have an IRR greater than 15%. Both transactions are expected to close in the fourth quarter 2010.

“We are pleased that Bank of Smithtown and RiverBank are joining forces with People’s United Bank,” said Jack Barnes, interim chief executive officer of People’s United. “Both banks will be valuable additions to the People’s United franchise. Bank of Smithtown will extend our reach into Long Island and New York City, augmenting our leading market presence in Fairfield County and our growing franchise in Westchester County.

“The RiverBank acquisition expands our presence in the greater Boston and southern New Hampshire markets,” he continued. “Earlier this year, we entered the greater Boston area with our FDIC-assisted purchase of Butler Bank, located in Lowell, Massachusetts. The former Butler Bank and RiverBank franchises will be supported by two new Boston branches – one located in the Prudential Center, and the other located in the Financial District. Both Boston branches are expected to open by year end.

“We look forward to working with our new colleagues on Long Island and in New York City, Massachusetts and New Hampshire,” said Barnes. “Our new customers can count on seeing the same familiar faces at their branches as our objective is to maintain the excellent rapport our new colleagues have with their customers.”

The definitive agreements have been approved by the respective boards of directors of People’s United Financial, Inc., Smithtown Bancorp, Inc. and LSB Corporation, as applicable.

Smithtown Bancorp, Inc. shareholders will receive $30 million in cash and approximately 2.1 million shares of People’s United common stock at closing. Based on the average closing price of People’s United for the five-day period ended July 14, 2010, the transaction is valued at $4.00 per Smithtown Bancorp share. The actual value per Smithtown Bancorp share upon consummation of the acquisition is dependent on the share price of People’s United at that time. The receipt of People’s United stock by shareholders of Smithtown Bancorp is expected to be tax-free.

LSB Corporation shareholders will receive $96 million in cash at closing. The transaction is valued at $21.00 per LSB Corporation share.

Morgan Stanley acted as financial advisor and Simpson Thacher & Bartlett LLP acted as legal counsel to People’s United in both transactions.

Additional information regarding these transactions is included in a brief presentation posted on the People’s United website. To access the presentation, please go to www.peoples.com by selecting “Investor Relations” in the “About Us” section on the home page, and then selecting “Investor Presentations” in the “News and Events” section.

About Smithtown Bancorp, Inc.

Smithtown Bancorp is the public holding company for Bank of Smithtown, a 100 year old community bank headquartered in Hauppauge, New York, with 30 branches located across Long Island and in New York City. With more than $2.4 billion in assets, it is the largest independent commercial bank headquartered on Long Island. Bank of Smithtown is focused on serving small business customers and consumers. In addition to its lending and deposit services, the bank also offers insurance, trust, and investment services.

About LSB Corporation

LSB Corporation, with more than $800 million in assets, is a Massachusetts corporation and the holding company for RiverBank. RiverBank was established as a Massachusetts savings bank in 1868 and converted from mutual to stock form on May 9, 1986. RiverBank offers financial services to consumers and businesses, including residential and commercial real estate loans, construction, consumer and commercial loans and checking, money market, certificate of deposit and individual retirement accounts. Riverbank serves the Merrimack Valley of Massachusetts and southern New Hampshire through seven branches.

About People’s United Financial, Inc.

Pro forma for these transactions, People’s United Financial, a diversified financial services company and the holding company for People’s United Bank, will have approximately $25 billion in assets. People’s United Bank provides consumer and commercial banking services through a network of 333 branches in Connecticut, Vermont, New Hampshire, Massachusetts, Maine and New York. Through its subsidiaries, People’s United Bank provides equipment financing, asset management, brokerage and financial advisory services, and insurance services.

Additional Information About the Transactions

In connection with the proposed merger with Smithtown Bancorp, People’s United will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a proxy statement of Smithtown Bancorp that also constitutes a prospectus of People’s United. Smithtown Bancorp will mail the proxy statement/prospectus to its stockholders. Investors and security holders are urged to read the proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information. You may obtain a free copy of the proxy statement/prospectus (when available) and other related documents filed by People’s United and Smithtown Bancorp with the SEC at the SEC’s website at www.sec.gov. The proxy statement/prospectus (when it is available) and the other documents may also be obtained for free by accessing People’s United website at www.peoples.com under the tab “Investor Relations” and then under the heading “Financial Information” or by accessing Smithtown Bancorp’s website at www.bankofsmithtownonline.com under the tab “Investor Relations” and then under the heading “SEC Filings”.

In connection with the proposed merger with LSB Corporation, LSB Corporation will file with the SEC a proxy statement on Schedule 14A. LSB Corporation will mail the proxy statement to its stockholders. Investors and security holders are urged to read the proxy statement regarding the proposed merger when it becomes available because it will contain important information. You may obtain a free copy of the proxy statement (when available) and other related documents filed by LSB Corporation with the SEC at the SEC’s website at www.sec.gov. The proxy statement (when it is available) and the other documents may also be obtained for free by accessing LSB Corporation’s website at www.riverbk.com under the tab “About Us” and then under the heading “Stockholder Information”.

Participants in the Transactions

People’s United, Smithtown Bancorp and their respective directors, executive officers and certain other members of management and employees may be deemed “participants” in the solicitation of proxies from Smithtown Bancorp’s stockholders in favor of the merger with Smithtown Bancorp. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Smithtown Bancorp stockholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC.

People’s United, LSB Corporation and their respective directors, executive officers and certain other members of management and employees may be deemed “participants” in the solicitation of proxies from LSB Corporation’s stockholders in favor of the merger with LSB Corporation. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the LSB Corporation stockholders in connection with the proposed merger will be set forth in the proxy statement when it is filed with the SEC.

You can find information about the executive officers and directors of People’s United in its Annual Report on Form 10-K for the year ended December 31, 2009 and in its definitive proxy statement filed with the SEC on March 23, 2010. You can find information about Smithtown Bancorp’s executive officers and directors in its Annual Report on Form 10-K for the year ended December 31, 2009 and in its definitive proxy statement filed with the SEC on March 12, 2010. You can find information about LSB Corporation’s executive officers and directors in its Annual Report on Form 10-K for the year ended December 31, 2009 and in its definitive proxy statement filed with the SEC on March 15, 2010. You can obtain free copies of these documents from People’s United, Smithtown Bancorp, or LSB Corporation using the contact information above.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

This press release contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are intended to be covered by the safe harbor provisions for forward- looking statements contained in the Private Securities Litigation Reform Act of 1995, and this statement is included for purposes of complying with these safe harbor provisions. These forward-looking statements are based on current plans and expectations, which are subject to a number of risk factors and uncertainties that could cause future results to differ materially from historical performance or future expectations. These differences may be the result of various factors, including, among others: (1) failure of the parties to satisfy the closing conditions in either merger agreement in a timely manner or at all; (2) failure of the shareholders of Smithtown Bancorp or LSB Corporation to approve the applicable merger agreement; (3) failure to obtain governmental approvals for one or both mergers; (4) disruptions to the parties’ businesses as a result of the announcement and pendency of one or both mergers; (5) costs or difficulties related to the integration of the businesses following one or both mergers; (6) changes in general, national or regional economic conditions; (7) the risk that the anticipated benefits, cost savings and any other savings from either transaction may not be fully realized or may take longer than expected to realize (8) changes in loan default and charge-off rates; (9) reductions in deposit levels necessitating increased borrowings to fund loans and investments; (10) changes in interest rates or credit availability; (11) possible changes in regulation resulting from or relating to the pending financial reform legislation; (12) People’s United’s success in addressing management succession issues in a timely and effective manner; (13) changes in levels of income and expense in noninterest income and expense related activities; (14) competition and its effect on pricing, spending, third-party relationships and revenues.

For additional factors that may affect future results, please see filings made by People’s United, Smithtown Bancorp, and LSB Corporation, respectively, with the Securities and Exchange Commission, including People’s United’s Annual Report on Form 10-K for the year ended December 31, 2009, Smithtown Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2009, and LSB Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009. People’s United, Smithtown Bancorp and LSB Corporation undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or other changes.

# # #